FOR IMMEDIATE RELEASE

Contact:

Fuse Medical, Inc.

Attention: Kenneth Walker, Sr. Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC. ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

November 15, 2022

RICHARDSON, TX, [DATE] /Businesswire/ -- Fuse Medical, Inc. (OTCPINK: FZMD) (“Fuse” or the “Company”) an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace, announced for its third quarter ended September 30, 2022 and that it has filed its quarterly report on Form 10-Q for the quarter ended September 30, 2022 with the Securities and Exchange Commission (“SEC”) on November 14, 2022.

Third Quarter 2022 Financial Highlights

•	Net revenues for the quarter ended September 30, 2022 were $4.5 million, compared to $4.2 million for the quarter ended September 30, 2021 which was an increase of approximately 7%.

•

For the quarter ended September 30, 2022, gross profit was $3 million, or 67% of revenues, compared to $2.3 million, or 56% of revenues, for the quarter ended September 30, 2021 which was an increase of 11%.

•	Selling, general, administrative, and other expenses (“SG&A”) for the quarter ended September 30, 2022 was approximately $1.7 million compared to $1.5 million for the quarter ended September 30, 2021.

•	Commissions expense for the quarter ended September 30, 2022 decreased to $1.2 million from $1.4 million for the quarter ended September 30, 2021, a decrease of approximately $276,409.

•	For the quarter ended September 30, 2022, net loss was $9,376 compared to $697,036 for the quarter ended September 30, 2021, reflecting a reduction in our net loss of $687,660 or approximately 99%.

•

For the quarter ended September 30, 2022, Adjusted EBITDA was $131,241 compared to Adjusted EBITDA loss of $630,549 for the quarter ended September 30, 2021, reflecting a reduction in our Adjusted EBITDA loss of $761,790 or approximately 121%.

Christopher C. Reeg, Chief Executive Officer of Fuse Medical, commented, “We are pleased with our third quarter performance, as highlighted by a 7% increase in revenue, an 11% increase in gross profit, and a 121% increase in EBITDA over the prior-year period.  Our implementation and achievement of strategic initiatives, which includes increasing our portfolio of Fuse branded and manufactured products, is evidenced by the third quarter initial launch of the Fuse PSS Pedicle Screw System with minimally invasive options, and reflected in our third quarter results.”

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Mr. Reeg further added, “Our growth for the remainder of 2022, and into 2023 is focused on continued design and development of unique medical devices for commercialization, new product launches in the orthopedics and spine marketplace, investing in our direct sales force, and expansion of our national distribution footprint.  We expect the execution of these strategic initiatives to drive growth in the near term, while increasing our visibility as an emerging manufacturer of relevant medical devices.”

About Fuse Medical, Inc.

Fuse is an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace. We provide a comprehensive portfolio of products in the orthopedic total joints, sports medicine, trauma, foot and ankle space, as well as, degenerative and deformity spine, osteobiologics, wound care, and regenerative products. For more information about the Company, or if you’re interested in becoming a distributor of any Fuse’s products, please contact us at info@fusemedical.com or visit: www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Note Regarding Use of Non-GAAP Financial Measurements:

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA".  The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about Fuse, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of interest expense, taxes, depreciation and amortization, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should

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not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's interest expense;
•	Adjusted EBITDA does not reflect the Company's tax expense or the cash requirements to pay its taxes; and
•

Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing Fuse Medical, Inc.

The Company reconciles Adjusted EBITDA to net income, and that reconciliation is set forth below.  Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

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FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in dollars, except share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash	$505,989	$553,190
Accounts receivable, net of allowance of $392,135 and $498,261, respectively	2,625,949	3,528,992
Inventories	9,850,682	8,736,474
Prepaid expenses and other current assets	33,712	5,921
Total current assets	13,016,332	12,824,577
Property and equipment, net	399,948	7,251
Long term accounts receivable, net of allowance of $3,937,568 and $3,355,391, respectively	2,570,554	2,182,437
Intangible assets, net	1,223,695	1,317,341
Goodwill	1,972,886	1,972,886
Total assets	$19,183,415	$18,304,492
Liabilities and Stockholders' Equity (Accumulated Deficit)
Current liabilities:
Accounts payable	$4,822,278	$4,461,641
Accrued expenses	4,244,400	2,898,068
Convertible notes payable - related parties	150,000	150,000
Notes payable - related parties	200,000	200,000
Senior secured revolving credit facility	2,044,606	2,432,770
Total current liabilities	11,461,284	10,142,479
Earn-out liability	11,593,832	11,593,832
Total liabilities	23,055,116	21,736,311
Commitments and contingencies	-	-
Stockholders' equity (accumulated deficit)
Preferred stock, $0.01 par value; 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized, 72,895,793 shares issued and outstanding as of June 30, 2022 and December 31, 2021.	728,958	728,958
Additional paid-in capital	1,476,516	1,455,422
Accumulated deficit	(6,077,175)	(5,616,199)
Total stockholders' equity (accumulated deficit)	(3,871,701)	(3,431,819)
Total liabilities and stockholders' equity (accumulated deficit)	$19,183,415	$18,304,492

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FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in dollars, except share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenues	$4,536,595	$4,250,554	$13,759,223	$14,356,328
Cost of revenues	1,481,648	1,861,620	4,830,480	5,935,093
Gross profit	3,054,947	2,388,934	8,928,743	8,421,235
Operating expenses:
Selling, general, administrative and other	1,708,543	1,559,708	4,840,852	5,016,594
Commissions	1,219,311	1,495,720	4,188,841	4,894,845
Depreciation and amortization	82,199	14,493	226,243	46,751
Total operating expenses	3,010,053	3,069,921	9,255,936	9,958,190
Operating loss	44,894	(680,987)	(327,193)	(1,536,955)
Other (income) expense:
Interest expense	46,992	12,512	116,477	47,561
Gain on Payroll Protection Loan extinguishment	-	-	-	(361,400)
Total other (income) expense	46,992	12,512	116,477	(313,839)
Net loss before income tax	(2,098)	(693,499)	(443,670)	(1,223,116)
Income tax expense	7,278	3,537	17,305	12,723
Net loss	$(9,376)	$(697,036)	$(460,975)	$(1,235,839)
Net loss per common share - basic	$(0.00)	$(0.01)	$(0.01)	$(0.02)
Weighted average number of common shares outstanding - basic	70,321,566	70,221,566	70,321,566	70,221,566

Supplemental Non-GAAP Disclosure
Adjusted EBITDA
(unaudited)
	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021

Net (loss)	$(9,376)	$(697,036)	$(460,975)	$(1,235,839)
Add (Deduct):
Income tax expense (benefit)	7,278	3,537	17,305	12,723
Interest expense	46,992	12,512	116,477	47,561
Depreciation and amortization	82,199	14,493	226,243	46,751
EBITDA	127,093	(666,494)	(100,950)	(1,128,804)
Non-cash stock-based compensation expense	4,148	35,945	21,094	221,968
Gain on Payroll Protection Program Loan extinguishment	-	-	-	(361,400)
Adjusted EBITDA	$131,241	$(630,549)	$(79,856)	$(1,268,236)

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FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(460,976)	$(1,235,839)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	226,243	46,751
Stock based compensation	21,094	221,968
Provision for bad debts and discounts	(106,127)	95,889
Provision for long term accounts receivable	582,175	578,503
Provision for slow moving inventory	(220,608)	(486,611)
Gain on Payroll Protection Program Loan extinguishment	-	(361,400)
Changes in operating assets and liabilities:
Accounts receivable	1,009,170	1,872,936
Inventories	(893,600)	(1,099,828)
Prepaid expenses and other current assets	(27,791)	(42,258)
Long term accounts receivable	(970,292)	(984,058)
Accounts payable	360,637	1,172,261
Accrued expenses	1,346,332	453,165
Net cash provided by operating activities	866,257	231,479

Cash flows from investing activities
Purchase of property and equipment	(520,794)	-
Net cash (used in) investing activities	(520,794)	-

Cash flows from financing activities
Net payments on CNH senior secured revolving credit facility	(392,664)	-
Payments from Economic Injury Disaster Loan, net	-	(3,655)
Proceeds on Economic Injury Disaster Loan	-	350,000
Net cash (used in) financing activities	(392,664)	346,345

Net increase (decrease) in cash	(47,201)	577,824
Cash and cash equivalents - beginning of period	553,190	1,187,458
Cash and cash equivalents - end of period	$505,989	$1,765,282
Supplemental disclosure of cash flow information:
Cash paid for interest	$94,978	$32,091

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